Exhibit 99.1

For Immediate Release	Contact:
Shaun A. Burke, President and Chief Executive Officer 2144 E. Republic Road, Suite F200 Springfield, MO 65804 1.833.875.2492

GUARANTY FEDERAL BANCSHARES, INC. ANNOUNCES RECEIPT OF REGULATORY APPROVALS TO COMPLETE ITS MERGER WITH QCR HOLDINGS, INC.

SPRINGFIELD, MO - (March 23, 2022) - Guaranty Federal Bancshares, Inc. (NASDAQ: GFED) (the “Company” or “GFED” ) today announced that QCR Holdings, Inc. (“QCR Holdings”) has received all of the regulatory approvals required to complete its previously announced merger with the Company, through the merger of Guaranty with and into QCR Holdings (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger, dated November 9, 2021, between QCR Holdings and Guaranty (the “Agreement”).

The Merger remains subject to, the satisfaction of other customary closing conditions and is anticipated to close on April 1, 2022.

ABOUT QCR HOLDINGS, INC.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company offers equipment loans and leases to businesses through its wholly-owned subsidiary, m2 Equipment Finance, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 24 locations in Iowa, Missouri, Wisconsin and Illinois. As of December 31, 2021, the Company had approximately $6.1 billion in assets, $4.7 billion in loans and $4.9 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

About Guaranty Federal Bancshares, Inc.

Guaranty Federal Bancshares, Inc. (NASDAQ: GFED) has a subsidiary corporation offering full banking services. The principal subsidiary, Guaranty Bank, is headquartered in Springfield, Missouri, and has 16 full-service branches in Greene, Christian, Jasper and Newton Counties and a Loan Production Office in Webster County. Guaranty Bank is a member of the MoneyPass ATM network which provides its customers surcharge free access to over 37,000 ATMs nationwide. For more information visit the Guaranty Bank website: www.gbankmo.com.

FORWARD-LOOK STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but rather statements based on GFED’s and QCR’s current expectations regarding its business strategies and its intended results and future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to GFED’s or QCR’s actual results, performance, and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation GFED’s and QCR’s inability to consummate the Merger (including due to any failure to satisfy the conditions set forth in the Merger Agreement); failure to integrate GFED and Guaranty Bank with QCR in accordance with expectations; deviations from performance expectations related to GFED and Guaranty Bank; general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; competitive conditions in the banking markets served by GFED’s and QCR’s respective subsidiaries; the adequacy of the allowance for losses on loans and the level of future provisions for losses on loans; and other factors disclosed periodically in GFED’s and QCR’s respective filings with the Securities and Exchange Commission (the “SEC”). GFED and QCR provide further detail regarding these risks and uncertainties in their respective latest Form 10-Ks and subsequent Form 10-Qs filed with the SEC, including in the respective risk factors sections of such reports, as well as in subsequent SEC filings.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this release or made elsewhere from time to time by GFED, QCR or on GFED’s or QCR’s behalf, respectively. Forward-looking statements speak only as of the date made, and neither GFED nor QCR assumes any duty and does not undertake to update forward-looking statements.